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                                                                   EXHIBIT 23.14

                          CONSENT OF REID & PRIEST LLP
                          ----------------------------

        We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the registration statement on Form S-3 (Registration Number 333-18695) of AccuStaff Incorporated, Career Horizons, Inc. and the other registrants named therein. In giving this consent, we do not hereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                        /s/ REID & PRIEST LLP

January 14, 1997